Exhibit 99.1

Federal-Mogul Reports Q1 2013 Results

•	Q1 2013 net income of $21 million from continuing operations

•	Operational EBITDA of $141 million in Q1 2013, versus $165 million in Q1 2012

•	First quarter 2013 sales of $1.7 billion, down (2)% versus Q1 2012 due to continued European market weakness and lower global commercial vehicle production

Southfield, Mich., April 24, 2013 … Federal-Mogul Corporation (NASDAQ: FDML) today announced Q1 2013 results with sales of $1.7 billion, (2)% lower than Q1 2012, due to lower European light vehicle and reduced global commercial vehicle production, with negligible exchange impact. Operational EBITDA in Q1 2013 was $141 million or 8.3% of sales, down from $165 million or 9.5% of sales in Q1 2012. When compared to the fourth quarter 2012, the company had 8% higher sales and stronger Operational EBITDA as a result of incremental volumes, cost reductions and restructuring actions. The company recorded $8 million in restructuring charges during Q1 2013 related to its ongoing restructuring programs. Further restructuring actions are underway, potentially resulting in approximately $80 million in restructuring charges and related payments for 2013.

Financial Summary	Q1 2013	Q1 2012	B/(W)	Q4 2012	B/(W)
($ millions)
Net Sales	$1,699	$1,740	$(41)	$1,578	$121
Gross Margin	$251	$277	$(26)	$169	$82
pct. of sales	14.8%	15.9%	(1.1)%	10.8%	4.0%
SG&A	$(185)	$(188)	$3	$(171)	$(14)
pct. of sales	(10.9)%	(10.8)%	(0.1)%	(10.8)%	(0.1)%
Net Income from Continuing Operations	$21	$37	$(16)	$(73)	$94
Net (Loss) Profit	$(34)	$32	$(66)	$(80)	$46
attributable to Federal-Mogul
(Loss) Profit Per Share	$(0.34)	$0.32	$(0.66)	$(0.81)	$0.47
in dollars, diluted EPS
Operational EBITDA[1]	$141	$165	$(24)	$69	$72
pct. of sales	8.3%	9.5%	(1.2)%	4.3%	4.0%
Cash Outflow[2]	$(186)	$(112)	$(74)	$(77)	$(109)

Detailed schedules are available at the end of this press release

The company had a cash outflow of $(186) million in the quarter, including $(46) million in net payments related to divesture and restructuring actions, $(23) million additional working capital to support a new global aftermarket distribution agreement and normal seasonal working capital requirements.

“We are coming out of a fourth quarter 2012 earnings trough with improved operating performance in the first quarter 2013. We now have the majority of our operations running at a more balanced load and we have further opportunities through restructuring plans. Our Q1 operating results show the benefit of our strong drive for operating efficiency, in spite of continued European headwinds,” said Rainer Jueckstock, co-CEO Federal-Mogul and CEO Powertrain Segment.

“We are continuing to make business decisions to align our commercial and operational strategies for better profitability,” said Michael Broderick, co-CEO Federal-Mogul and CEO Vehicle Components Segment. “While growth remains a priority, we will also reinforce and differentiate Federal-Mogul brands with strong service and delivery performance, supported by effective marketing programs and commercial strategies to reinforce our premium position,” he said.

Restructuring Program Update

The company, as previously announced, divested its Sintertech business, consisting of three manufacturing plants in France, during the first quarter 2013. The transaction resulted in a cash outflow of $(42) million which contributed to the loss from discontinued operations of $(53) million during the quarter. In 2012, the Sintertech business contributed negative Operational EBITDA of $(13) million and a net loss of $(21) million to Federal-Mogul results. This divestiture eliminates a substantial non-core business from the company’s portfolio and positively impacts reported operating performance.

Federal-Mogul announced in July 2012 the downsizing or closure of selected North American facilities in line with a program to increase capacity utilization in its braking and wipers business lines. During the quarter, the company ceased manufacturing operations at its Winchester, Va. braking plant. The company is on schedule to complete additional restructuring and migration of its global braking and wipers manufacturing footprint to low-cost countries in line with the previously announced plan.

As part of Federal-Mogul’s multi-year restructuring program, the company during Q1 2013 began discussions with employee representatives at several European plants regarding actions to restore competitiveness.

Powertrain Segment Revenue and Operating Results

Federal-Mogul’s Powertrain Segment (PT) in Q1 2013 had total segment revenue of $1,062 million, down $(25) million, or (2)% lower on a constant dollar basis versus Q1 2012.

In the North American market where 34% of PT revenue is derived, revenue was slightly favorable compared to Q1 2012, while light vehicle production rates were slightly below Q1 2012 levels. Commercial vehicle production in the region was (13)% lower in Q1 2013, contributing to softer segment revenue for the PT business.

In Europe, the Powertrain Segment had (5)% lower revenue during Q1 2013, compared to (13)% lower light vehicle and commercial vehicle production in the region. The company continues to adjust labor and closely manage other cost factors to absorb the negative mix impact of slower diesel sales in Europe, which compounds the margin impact of lower overall European revenue.

PT recorded Operational EBITDA of $90 million from continuing operations in Q1 2013, down $(17) million from the same period in 2012 on $(25) million lower sales. The EBITDA result for Q1 2013 was $58 million higher than the $32 million recorded in Q4 2012, demonstrating the positive impact of cost reduction and portfolio restructuring actions.

Vehicle Components Segment Revenue and Operating Results

The Vehicle Components Segment (VCS) had $737 million total revenue in the quarter. The North American revenue was down (7)%, with the U.S. aftermarket down (3)% due to cessation of selected non-strategic business contracts and the decline of export shipments into Venezuela.

VCS experienced higher total revenue in Europe, with lower OE revenue offset by 22% higher constant dollar aftermarket revenue versus Q1 2012, including a 20% increase in revenue from a distribution agreement implemented during the quarter.

VCS had Operational EBITDA of $51 million in Q1 2013, down $(7) million from Q1 2012 on $(17) million lower sales. When comparing Q1 2013 EBITDA to Q4 2012, VCS continues to increase operating profitability through restructuring and stronger execution to drive improved business performance.

Analyst Call

The company will hold a call with analysts and other interested parties at 10:00AM EST on April 24, 2013. Details for registering to join the call are at www.federalmogul.com/investors.

About Federal-Mogul

Federal-Mogul Corporation (NASDAQ: FDML) is a leading global supplier of products and services to the world’s manufacturers and servicers of vehicles and equipment in the automotive, light, medium and heavy-duty commercial, marine, rail, aerospace, power generation and industrial markets. The company’s products and services enable improved fuel economy, reduced emissions and enhanced vehicle safety.

Federal-Mogul operates two independent business segments, each with a chief executive officer reporting to Federal-Mogul’s Board of Directors. Federal-Mogul’s Powertrain Segment designs and manufactures original equipment powertrain components and systems protection products for automotive, heavy-duty, industrial and transport applications.

Federal-Mogul’s Vehicle Components Segment sells and distributes a broad portfolio of products through more than 20 of the world’s most recognized brands in the global vehicle aftermarket, while also serving original equipment vehicle manufacturers with products including braking, chassis, wipers and other vehicle components. The company’s aftermarket brands include ANCO® wiper blades; Champion® spark plugs, wipers and filters; AE®, Fel-Pro®, FP Diesel®, Goetze®, Glyco®, Nüral®, Payen® and Sealed Power® engine products; MOOG® steering and suspension parts; and Ferodo® and Wagner® brake products. Federal-Mogul was founded in Detroit in 1899. The company employs 45,000 people in 34 countries, and its worldwide headquarters is in Southfield, Michigan, United States. For more information, please visit www.federalmogul.com.

Forward-Looking Statements

Statements contained in this press release, which are not historical fact, constitute “Forward-Looking Statements.” Actual results may differ materially due to numerous important factors that are described in Federal-Mogul’s most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, among others, fluctuations in domestic or foreign vehicle production, fluctuations in the demand for vehicles containing our products, the Company’s ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business, conditions in the automotive industry, the success of the company’s segmentation and corresponding effects and general global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statements.

Definitions

1 Management believes that Operational EBITDA provides supplemental information for management and investors to evaluate the operating performance of its business. Management uses, and believes that investors benefit from referring to Operational EBITDA in assessing the Company’s operating results, as well as in planning, forecasting and analyzing future periods as this financial measure approximates the cash flow associated with the operational earnings of the Company. Additionally, Operational EBITDA presents measures of corporate performance exclusive of the Company’s capital structure and the method by which assets were acquired and financed. Operational EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 and U.K. Administration related reorganization expenses, gains or losses on the sales of businesses, the non-service cost components of the U.S.-based funded pension plan and OPEB curtailment gains or losses from continuing operations.

2 Cash flow is equal to net cash provided by operating activities less net cash used by investing activities, as set forth on the attached statement of cash flows.

CONTACT: Media and Investors: Steve Gaut (248) 354-7826 steven.gaut@federalmogul.com	David Pouliot (248) 354-7967 david.pouliot@federalmogul.com

FEDERAL-MOGUL CORPORATION

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31
	2013	2012
	(Millions of Dollars, Except Per Share Amounts)
Net sales	$1,699	$1,740
Cost of products sold	(1,448)	(1,463)

Gross margin	251	277
Selling, general and administrative expenses	(185)	(188)
Interest expense, net	(29)	(33)
Amortization expense	(12)	(12)
Equity earnings of non-consolidated affiliates	9	10
Restructuring expense, net	(8)	(6)
Other income (expense), net	6	(2)

Income from continuing operations before income taxes	32	46
Income tax expense	(11)	(9)

Net income from continuing operations	21	37
Loss from discontinued operations, net of income tax	(53)	(3)

Net (loss) income	(32)	34
Less net income attributable to noncontrolling interests	(2)	(2)

Net (loss) income attributable to Federal-Mogul	$(34)	$32

Net (loss) income per common share – basic and diluted:
Net income from continuing operations attributable to Federal-Mogul	$0.19	$0.35
Loss from discontinued operations attributable to Federal-Mogul	(0.53)	(0.03)

Net (loss) income attributable to Federal-Mogul	$(0.34)	$0.32

Amounts attributable to Federal-Mogul:
Net income from continuing operations	$19	$35
Loss from discontinued operations	(53)	(3)

Net (loss) income	$(34)	$32

FEDERAL-MOGUL CORPORATION

Consolidated Balance Sheets (Unaudited)

	March 31 2013	December 31 2012
	(Millions of Dollars)
ASSETS
Current assets:
Cash and equivalents	$269	$467
Accounts receivable, net	1,513	1,396
Inventories, net	1,124	1,074
Prepaid expenses and other current assets	220	203

Total current assets	3,126	3,140
Property, plant and equipment, net	1,946	1,971
Goodwill and other indefinite-lived intangible assets	1,024	1,019
Definite-lived intangible assets, net	393	408
Investments in non-consolidated affiliates	247	240
Other noncurrent assets	142	149

	$6,878	$6,927

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt, including current portion of long-term debt	$107	$94
Accounts payable	810	751
Accrued liabilities	427	423
Current portion of pensions and other postemployment benefits liability	46	47
Other current liabilities	157	174

Total current liabilities	1,547	1,489
Long-term debt	2,731	2,733
Pensions and other postemployment benefits liability	1,315	1,362
Long-term portion of deferred income taxes	386	388
Other accrued liabilities	121	123
Shareholders’ equity:
Preferred stock ($.01 par value; 90,000,000 authorized shares; none issued)	—	—
Common stock ($.01 par value; 450,100,000 authorized shares; 100,500,000 issued shares; 98,904,500 outstanding shares as of March 31, 2013 and December 31, 2012)	1	1
Additional paid-in capital, including warrants	2,150	2,150
Accumulated deficit	(593)	(559)
Accumulated other comprehensive loss	(870)	(850)
Treasury stock, at cost	(17)	(17)

Total Federal-Mogul shareholders’ equity	671	725

Noncontrolling interests	107	107

Total shareholders’ equity	778	832

	$6,878	$6,927

FEDERAL-MOGUL CORPORATION

Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31
	2013	2012
	(Millions of Dollars)
Cash Provided From (Used By) Operating Activities
Net (loss) income	$(32)	$34
Adjustments to reconcile net (loss) income to net cash (used by) provided from operating activities:
Depreciation and amortization	71	69
Insurance proceeds related to Thailand flood	—	12
Equity earnings of non-consolidated affiliates	(9)	(10)
Change in postemployment benefits	(20)	(9)
Restructuring expense, net	8	6
Payments against restructuring liabilities	(6)	(7)
Deferred tax benefit	1	(2)
Net loss from business dispositions	47	—
Changes in operating assets and liabilities:
Accounts receivable	(134)	(116)
Inventories	(68)	(26)
Accounts payable	96	65
Other assets and liabilities	(4)	(11)

Net Cash (Used By) Provided From Operating Activities	(50)	5
Cash Provided From (Used By) Investing Activities
Expenditures for property, plant and equipment	(93)	(130)
Net payments associated with business dispositions	(40)	—
Insurance proceeds related to Thailand flood	—	13
Capital investment in non-consolidated affiliate	(3)	—

Net Cash Used By Investing Activities	(136)	(117)
Cash Provided From (Used By) Financing Activities
Principal payments on term loans	(7)	(8)
Increase in short-term debt	14	2
Net remittances on servicing of factoring arrangements	(6)	(4)

Net Cash Provided From (Used By) Financing Activities	1	(10)
Effect of foreign currency exchange rate fluctuations on cash	(13)	18
Decrease in cash and equivalents	(198)	(104)
Cash and equivalents at beginning of period	467	953

Cash and equivalents at end of period	$269	$849

FEDERAL-MOGUL CORPORATION

Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended March 31
	2013	2012
	(Millions of Dollars)
Net (loss) Income	$(32)	$34
Depreciation and amortization	71	69
Discontinued operations	53	3
Interest expense, net	29	33
Income tax expense	11	9
Restructuring expense, net	8	6
Non-service cost components of U.S. based funded pension plan	1	9
Other	—	2

Operational EBITDA	$141	$165

Cash Flow
Net cash (used by) provided from operating activities	$(50)	$5
Net cash used by investing activities	(136)	(117)

	$(186)	$(112)

Management believes that Operational EBITDA provides supplemental information for management and investors to evaluate the operating performance of its business. Management uses, and believes that investors benefit from referring to Operational EBITDA in assessing the Company’s operating results, as well as in planning, forecasting and analyzing future periods as this financial measure approximates the cash flow associated with the operational earnings of the Company. Additionally, Operational EBITDA presents measures of corporate performance exclusive of the Company’s capital structure and the method by which assets were acquired and financed. During the third quarter of 2012, the Company adjusted its definition of Operational EBITDA to include the service cost component of its U.S. based funded pension plan. Previously, all components of U.S. based funded pension expense were excluded from Operational EDITDA on a total Company basis. Accordingly, Operational EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 and U.K. Administration related reorganization expenses, gains or losses on the sales of businesses, the non-service cost components of the U.S. based funded pension plan and OPEB curtailment gains or losses from continuing operations. Prior periods have been reclassified to conform with the current definition of operational EBITDA.

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